EXECUTION VERSION

EIGHTH AMENDMENT TO MASTER INDENTURE AND OMNIBUS SUPPLEMENT TO SPECIFIED INDENTURE SUPPLEMENTS

This EIGHTH AMENDMENT TO MASTER INDENTURE AND OMNIBUS SUPPLEMENT TO SPECIFIED INDENTURE SUPPLEMENTS, dated as of March 11, 2014 (this “Agreement”), is entered into between: (i) GE Capital Credit Card Master Note Trust, a Delaware statutory trust (the “Issuer”); and (ii) Deutsche Bank Trust Company Americas, as indenture trustee under the Master Indenture referred to below (in such capacity, the “Indenture Trustee”).

BACKGROUND

WHEREAS, the Indenture Trustee and the Issuer are parties to (i) the Master Indenture, dated as of September 25, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, among the Indenture Trustee, the Issuer and certain other parties, the Second Amendment to Master Indenture, dated as of June 17, 2004, between the Issuer and the Indenture Trustee, the Third Amendment to Master Indenture, dated as of August 31, 2006, between the Issuer and the Indenture Trustee, the Fourth Amendment to Master Indenture, dated as of June 28, 2007, between the Issuer and the Indenture Trustee, the Fifth Amendment to Master Indenture, dated as of May 22, 2008, between the Issuer and the Indenture Trustee, the Sixth Amendment to Master Indenture, dated as of August 7, 2009, between the Issuer and the Indenture Trustee, and the Seventh Amendment to Master Indenture, dated as of January 21, 2014, between the Issuer and the Indenture Trustee (as amended, the “Master Indenture”); (ii) the Omnibus Supplement to Specified Indentures, dated August 20, 2012 (the “2012 Omnibus Amendment”); (iii) the Omnibus Supplement to Specified Indenture Supplements, dated as of January 21, 2014 (the “2014 Omnibus Amendment”); (iv) the Series 2009-4 Indenture Supplement, dated as of November 24, 2009 (as supplemented by the 2012 Omnibus Amendment and the 2014 Omnibus Amendment, the “Series 2009-4 Indenture Supplement”); (v) the Series 2010-1 Indenture Supplement, dated as of March 31, 2010 (as supplemented by Supplement Number 1 to the Series 2010-1 Indenture Supplement, dated as of November 27, 2012, the 2012 Omnibus Amendment and the 2014 Omnibus Amendment, the “Series 2010-1 Indenture Supplement”); (vi) the Series 2010-2 Indenture Supplement, dated as of April 7, 2010 (as supplemented by Supplement Number 1 to the Series 2010-2 Indenture Supplement, dated as of November 27, 2012, the 2012 Omnibus Amendment and the 2014 Omnibus Amendment, the “Series 2010-2 Indenture Supplement”); (vii) the Amended and Restated Series 2010-VFN1 Indenture Supplement, dated as of April 30, 2013 (as supplemented by Supplemental Indenture No. 1 to Amended and Restated Series 2010-VFN1 Indenture Supplement, dated as of January 21, 2014, the “Series 2010-VFN1 Indenture Supplement”); (viii) the Series 2010-VFN2 Indenture Supplement, dated as of December 22, 2010 (as supplemented by Supplemental Indenture No. 1 to Series 2010-VFN2 Indenture Supplement,

dated as of January 7, 2014, and Supplemental Indenture No. 2 to Series 2010-VFN2 Indenture Supplement, dated as of January 21, 2014, the “Series 2010-VFN2 Indenture Supplement”); (ix) the Series 2011-2 Indenture Supplement, dated as of June 16, 2011 (as supplemented by the 2012 Omnibus Amendment and the 2014 Omnibus Amendment, the “Series 2011-2 Indenture Supplement”); (x) the Series 2011-VFN1 Indenture Supplement, dated as of July 28, 2011 (as supplemented by Supplemental Indenture No. 1 to Series 2011-VFN1 Indenture Supplement, dated as of January 21, 2014, the “Series 2011-VFN1 Indenture Supplement”); (xi) the Series 2011-VFN2 Indenture Supplement, dated as of November 9, 2011 (as supplemented by Supplemental Indenture No. 1 to Series 2011-VFN2 Indenture Supplement, dated as of December 22, 2011, Supplemental Indenture No. 2 to Series 2011-VFN2 Indenture Supplement, dated as of January 26, 2012, Supplemental Indenture No. 3 to Series 2011-VFN2 Indenture Supplement, dated as of October 15, 2012, and Supplemental Indenture No. 4 to Series 2011-VFN2 Indenture Supplement, dated as of January 21, 2014, the “Series 2011-VFN2 Indenture Supplement”); (xii) the Series 2011-VFN3 Indenture Supplement, dated as of December 19, 2011 (as supplemented by Supplemental Indenture No. 1 to Series 2011-VFN3 Indenture Supplement, dated as of January 21, 2014, the “Series 2011-VFN3 Indenture Supplement”); (xiii) the Series 2012-1 Indenture Supplement, dated as of January 25, 2012 (as supplemented by the 2012 Omnibus Amendment and the 2014 Omnibus Amendment, the “Series 2012-1 Indenture Supplement”); (xiv) the Series 2012-2 Indenture Supplement, dated as of February 2, 2012 (as supplemented by the 2012 Omnibus Amendment and the 2014 Omnibus Amendment, the “Series 2012-2 Indenture Supplement”); (xv) the Series 2012-3 Indenture Supplement, dated as of April 18, 2012 (as supplemented by the 2012 Omnibus Amendment and the 2014 Omnibus Amendment, the “Series 2012-3 Indenture Supplement”); (xvi) the Series 2012-4 Indenture Supplement, dated as of June 20, 2012 (as supplemented by the 2012 Omnibus Amendment and the 2014 Omnibus Amendment, the “Series 2012-4 Indenture Supplement”); (xvii) the Series 2012-5 Indenture Supplement, dated as of June 20, 2012 (as supplemented by the 2012 Omnibus Amendment and the 2014 Omnibus Amendment, the “Series 2012-5 Indenture Supplement”); (xviii) the Series 2012-6 Indenture Supplement, dated as of August 29, 2012 (as supplemented by the 2014 Omnibus Amendment, the “Series 2012-6 Indenture Supplement”); (xix) the Series 2012-7 Indenture Supplement, dated as of October 17, 2012 (as supplemented by the 2014 Omnibus Amendment, the “Series 2012-7 Indenture Supplement”); (xx) the Series 2012-VFN1 Indenture Supplement, dated as of July 16, 2012 (as supplemented by Supplemental Indenture No. 1 to Series 2012-VFN1, dated as of January 21, 2014, the “Series 2012-VFN1 Indenture Supplement”); and (xxi) and the Series 2013-1 Indenture Supplement, dated as of March 26, 2013 (as supplemented by the 2014 Omnibus Amendment, the “Series 2013-1 Indenture Supplement” and, together with the documents listed in clauses (iv) through (xx) above, the “Specified Series Supplements”);

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WHEREAS, this Agreement is being entered into pursuant to Section 9.1(b) of the Master Indenture and Section 8.1 of each Specified Series Supplement, and all conditions precedent to the execution of this Omnibus Supplement, as set forth in such Section 9.1(b) and each such Section 8.1, have been satisfied; and

WHEREAS, the parties hereto intend to amend the Master Indenture and each of the Specified Series Supplements as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AMENDMENTS

The parties hereto agree as follows:

SECTION 1. DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the Master Indenture or the applicable Specified Series Supplement, as amended hereby.

SECTION 2. AMENDMENTS TO MASTER INDENTURE. (a) Section 1.1 of the Master Indenture is amended by deleting the definition of “Permitted Investments” in its entirety where in appears therein and replacing it with the following:

“Permitted Investments” means any one or more of the following types of investments:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Indenture Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided, that at the time of the Issuer’s investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s of at least “Prime-1”, from S&P of at least “A-1” and from Fitch of at least “F1”, if rated by Fitch;

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(c) commercial paper (including commercial paper of any Affiliate of the Indenture Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s of at least “Prime-1”, from S&P of at least “A-1” and from Fitch of at least “F1”, if rated by Fitch; and

(d) only to the extent permitted by Rule 3a-7 under the Investment Company Act, investments in money market funds (including funds for which the Seller, the Servicer, the Indenture Trustee or any of its Affiliates is investment manager or advisor) having a rating from Moody’s of “Aaa-mf”, from S&P of “AAAm” and from Fitch of “AAAmmf”, if rated by Fitch.

(b) Section 8.4 of the Master Indenture is amended by deleting clause (x) of the third paragraph of such section in its entirety and replacing it with the following:

(x) for so long as the Servicer maintains a short term debt rating of, if any Notes are rated by S&P, A-1 or better by S&P, if any Notes are rated by Moody’s, P-1 by Moody’s, if any Notes are rated by Fitch, F-1 or better by Fitch, and, if rated by any other rating agency, the equivalent rating by that rating agency (or such other rating below A-1, P-1, F-1 or such equivalent rating, as the case may be, which is satisfactory to each Rating Agency, if any),

(c) Section 8.5 of the Master Indenture is amended by deleting such section in its entirety and replacing it with the following:

Section 8.5. Shared Principal Collections. So long as either no Series is in an Amortization Period or the Aggregate Required Deposit Amount for the related Monthly Period has been deposited to the Collection Account, on any Business Day, the Issuer may apply (or hold in the Collection Account or any Series Account for later application) Shared Principal Collections as principal with respect to any Variable Interest. On or before each Transfer Date following the end of the Monthly Period, (a) Issuer shall allocate Shared Principal Collections not previously so applied or paid to each applicable Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) Issuer shall withdraw from the Collection Account and pay to Transferor any amounts representing Shared Principal Collections remaining after the allocations and applications referred to in clause (a); provided that, if, on any day the Free Equity Amount (determined after giving effect to any transfer of Principal Receivables to the Issuer on such day), is less than or equal to the Minimum Free Equity Amount, Issuer shall not distribute to Transferor any Shared Principal Collections that otherwise would be distributed to Transferor, but shall deposit such funds in the Excess Funding Account to the extent required so that the Free Equity Amount equals the Minimum Free Equity Amount.

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SECTION 3. AMENDMENTS TO SPECIFIED SERIES SUPPLEMENTS. Each of the Specified Series Supplements is amended by adding the following Section 4.3(e) following Section 4.3(d):

(e) Allocations of Interchange. Notwithstanding anything to the contrary in Section 4.3(a) or the Indenture, Interchange for each Monthly Period shall be allocated to the Noteholders of the Series issued pursuant to this Indenture Supplement based on the daily average of the Allocation Percentages for Finance Charge Collections for all dates during such Monthly Period, and shall be deposited into the Collection Account not later 12:00 noon, New York City time, on the Transfer Date following the related Monthly Period.

SECTION 4. EFFECTIVENESS. This Agreement shall become effective as of the date first set forth above; provided that (i) each of the Indenture Trustee and the Issuer shall have executed and delivered a counterpart of this Agreement, (ii) the Rating Agency Condition shall have been satisfied, and (iii) the Issuer shall have delivered to the Indenture Trustee (x) an Officer’s Certificate to the effect that all requirements for this Agreement contained in the Master Indenture have been met and the Issuer reasonably believes that such action will not result in an Adverse Effect and (y) a Tax Opinion. The Issuer shall provide written notice to the Indenture Trustee upon satisfaction of the conditions in the preceding sentence.

SECTION 5. BINDING EFFECT; RATIFICATION. (a) On and after the execution and delivery hereof, (i) this Agreement shall be a part of the Master Indenture and each of the Specified Series Supplements and (ii) each reference in the Master Indenture or any Specified Series Supplement to “this Agreement”, “this Indenture”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Master Indenture or any Specified Series Supplement, shall mean and be a reference to the Master Indenture or the applicable Specified Series Supplement as amended hereby.

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(b) Except as expressly amended hereby, each of the Master Indenture and the Specified Series Supplements shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 6. NO RECOURSE. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

SECTION 7. NO PETITION. The Indenture Trustee covenants that it will not directly or indirectly institute or cause to be instituted against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law unless Noteholders of not less than 66⅔% of the Outstanding Principal Amount of each Class of each Series has approved such filing and it will not directly or indirectly institute or cause to be instituted against the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law in any instance; provided, that the foregoing shall not in anyway limit the Noteholders’ rights to pursue any other creditor rights or remedies that the Noteholders may have for claims against the Issuer.

SECTION 8. MISCELLANEOUS. (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Agreement.

(c) This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GE CAPITAL CREDIT CARD MASTER NOTE TRUST, as Issuer

By: BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Trustee on behalf of the Issuer

By: /s/ Kristine K. Gullo

Name: Kristine K. Gullo

Title: Vice President

Eighth Amendment to Master Indenture and Omnibus Supplement to Specified Indenture Supplements

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DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as the Indenture Trustee

By: /s/ Mark Esposito

Name: Mark Esposito

Title: Assistant Vice President

By: /s/ Louis Bodi

Name: Louis Bodi

Title: Vice President

Eighth Amendment to Master Indenture and Omnibus Supplement to Specified Indenture Supplements

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